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                                                                   Exhibit 23.03


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the use in this Post-Effective Amendment to the Registration Statement of Man-AHL 130, LLC of our report dated June 22, 2007, relating to the statement of financial condition of Man Investments (USA) Corp. as of March 31, 2007, which appears in such Registration Statement. We also consent to the references to us under the heading "Lawyers; Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chicago, IL
October 15, 2007